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                                                                  EXHIBIT 10.23


                         SECURITY AND PLEDGE AGREEMENT

                          -- INTEGRITY DIRECT, LLC --


         THIS SECURITY AND PLEDGE AGREEMENT, (this "Security Agreement") is made and effective as of December 31, 2002, by INTEGRITY DIRECT, LLC , a Delaware limited liability company ("Grantor"), in favor of LASALLE BANK NATIONAL ASSOCIATION as Administrative Agent (including any successor, participant, assignee, pledgee or transferee thereof, "Administrative Agent"), for itself and the Lenders (as defined in the Credit Agreement referred to below).

                                   RECITALS

         WHEREAS, pursuant to that certain Credit Agreement by and among Borrower, Integrity Incorporated (n/k/a Integrity Media, Inc.), Lenders and Administrative Agent dated as of April 25, 2001 (as may be amended from time to time, "Credit Agreement"), Grantor is required to have executed and delivered this Security Agreement encumbering all of Grantor's tangible and intangible personal property assets in favor of Administrative Agent; and

         WHEREAS, Grantor has determined that it is in its best interest to execute this Security Agreement inasmuch as Grantor will derive substantial direct and indirect benefits from the funding of the Advances by Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) and intending to be legally bound hereby, Grantor and Administrative Agent hereby agree as follows:

         ARTICLE 1: SECURITY INTEREST, COLLATERAL ASSIGNMENT AND PLEDGE

         1.1. Grant of Security. Grantor hereby collaterally assigns and pledges to Administrative Agent, and hereby grants to Administrative Agent a present, absolute, unconditional and continuing security interest in, all of the following property, assets and equity interests, whether or not such property and assets are covered by Article 9 of the applicable UCC (collectively, and including all Pledged Collateral, "Collateral"):

                  a. Fixtures and Improvements. All of Grantor's fixtures and improvements to real property in all of its forms, including the following: all buildings, structures, furnishings, and all heating, electrical, lighting, power and air conditioning equipment, and all antennas, transmitters, receivers and related equipment, and all other equipment that under applicable law constitutes a fixture, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the "Fixtures"); and

                  b. Equipment (and Computer Hardware). All of Grantor's equipment in all of its forms, including the following: all machinery, tools, motor vehicles, furniture and furnishings, and all antennas, transmitters, receivers and related equipment, all communications, telecommunications, switches and related equipment, and all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, and all documentation manuals and materials with respect to such hardware, and all rights with respect to all of the foregoing, including any


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and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any model conversions of any of the foregoing, and all parts thereof and all accessions, additions, parts (including replacement parts), attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the "Equipment"); and

                  c. Inventory. All of Grantor's inventory in all of its forms, including the following: (1) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the preparation, manufacture, creation or production thereof, and (2) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which Grantor has an interest or right as consignee), and (3) all goods which are returned to or repossessed by Grantor, and in each instance all accessions thereto, products thereof and documents therefor (any and all of the foregoing being the "Inventory"); and

                  d. Receivables, Accounts, Contracts, Money, Instruments, Chattel Paper and Related Documents. All of Grantor's accounts, receivables, cash collateral accounts, lock box accounts, other deposit accounts, security deposits, advance payments, contracts, contract rights, leases, licenses, insurance policies, chattel paper, documents, instruments (whether or not negotiable), money, general intangibles and other obligations of any kind, and whether or not arising out of or in connection with the sale or lease of goods or the rendering of services (any and all of the foregoing being the "Contract Rights"), and all rights of Grantor in and to all agreements, security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Contract Rights (any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts"); and

                  e. Intellectual Property. Without limiting any of the foregoing, all of Grantor's intellectual and information related property, rights and assets, including the following (collectively, "Intellectual Property Collateral"):

                           1.       Computer Software and Data. (a) All
software programs and data bases (including source code, object code and all related applications and data files) owned, licensed or leased by Grantor, and
(b) all firmware associated therewith or with any of the Equipment, and (c) all documentation and materials (including all flow charts, logic diagrams, algorithms, manuals, guides, instructions, indices, abstracts and specifications) with respect to such software and firmware, and (d) all rights with respect to all of the foregoing, including any and all copyrights, trademarks, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing (collectively, "Computer Software Collateral"), and

                           2.       Copyrights. All tangible and/or
copyrightable works of authorship including, without limitation, all musical compositions, including all lyrics, music and titles thereof, and sound recordings, and all copyrights of Grantor in each work or authorship and derivative works thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, whether statutory or common law, registered or unregistered, throughout the world, including all of Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, and all copyright licenses, and all treaty and convention rights, and all moral, attribution and/or integrity rights associated therewith, and further including the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, and all goodwill associated therewith, all extensions, supplemental registrations, continuations and renewals of any thereof, and all proceeds of the foregoing,


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including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit (collectively, "Copyright Collateral"), and

                           3.       Patents. All patents and like protections,
including all improvements, divisions, continuations, renewals, re-examinations, reissues, extensions and continuations-in-part of the same, and all applications for patent, whether pending or in preparation, all patent licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, and all goodwill associated therewith, all extensions, continuations and renewals of any thereof, and all proceeds of the foregoing, including licenses, fees, royalties, income, payments, claims, damages and proceeds of suit (collectively, "Patent Collateral"), and

                           4.       Trademarks. (a) All trademarks, service
marks, trade names, corporate names, company names, business names, operating names, domain names, fictitious business names, trade styles, certification marks, collective marks, call signs, logos, other source of business identifiers, prints, labels and goods on which any of the foregoing appear or have appeared, designs (including product designs) and general intangibles of a like nature (any and all of the foregoing being the "Trademarks"), anywhere in the world, whether registered or not and whether currently in use or not, all registrations and recordings thereof and all applications to register the same, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, and (b) all Trademark licenses, and (c) all reissues, extensions or renewals of any of the foregoing, and (d) all of the goodwill of the business connected with the use of, and symbolized by, the items described in the foregoing, and (e) all proceeds, fees, royalties, income or payments of, and rights associated with, the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license (collectively, "Trademark Collateral"), and

                           5.       Trade Secrets. All common law and statutory
trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in Grantor's business (any and all of the foregoing being the "Trade Secrets"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secrets, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license (collectively, "Trade Secret Collateral"); and

                  f. Publication, Programming and Production-Related Property. Without limiting any of the foregoing, all of Grantor's right, title, interest and benefits in, to and under (a) all books, writings, journals, articles and publications, and (b) all customer, subscriber, prospect, inquiry, circulation, marketing, advertising, publicity, promotional and programming files, lists, records, documents, contracts and agreements, including all files, lists and records of active, expired, prospective, trial and conditional customers and subscribers, and all files, lists and records of current, former and prospective advertisers, and all internally generated, purchased and rented mailing lists (but only to the extent of Grantor's rights therein), and all promotional letters, catalogues, flyers, reply cards, sales materials, promotional materials, sample mailing pieces, artwork, drawings, advertising materials, space advertising and any similar materials, and (c) all publication rights, programming rights, editorial rights, promotional rights, advertising rights, licensing rights, distribution and redistribution rights, and printing and reprinting rights (and any and all agreements, contracts, documents and materials in any way governing or relating to any of the foregoing rights), and
(d) all editorial, publishing, programming, manufacturing, prepublication and post-publication, royalty, sales, pricing, cost and promotional files, lists, records and documents, and (e) all indices, abstracts, compilations, summaries,


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glossaries and archives of or for any of the foregoing items, and (f) all other information and property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing property identified in this clause or elsewhere in this Section 1.1 and regardless of whether such property is embodied in a tangible or intangible medium; and

                  g. Licenses and Authorizations. Without limiting any of the foregoing, all of Grantor's right, title, interest and benefits in, to and under all present and future Licenses, Authorizations and other rights for the construction, development, operation and ownership of its business and properties and all proceeds of such Licenses, Authorizations and other rights, and all rights of Grantor in and to all agreements, security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Licenses, Authorizations and other rights; and

                  h. Other General Intangibles. Without limiting any of the foregoing, but subject to Section 1.4 hereof including the express limitations set forth therein, all of Grantor's right, title, interest and benefits in, to and under all other general intangibles, wherever arising, including the following: (a) all corporate, partnership, limited liability company and joint venture investments and other interests in and to any other entity (including all ownership rights and interests in Grantor's subsidiaries, whether or not such rights and interests are certificated), and the proceeds and general intangibles related thereto (including all dividends, distributions, capital accounts and proceeds thereof), and (b) all leasehold interests (whether as lessee or as lessor) and all related rights thereunder and proceeds thereof, and (c) all tax refunds and other refunds or rights to receive payment from U.S. federal, state, or local governments or from foreign governments, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and (d) all settlements, judgments and other awards (whether or not resulting from judicial or arbitration proceedings) and all tort and contract claims and causes of action; and all rights of Grantor in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such general intangibles; and

                  i. Securities and Investment Property. Without limiting any of the foregoing, all of Grantor's right, title, interest and benefits in, to and under all stocks, options, warrants, bonds, and other securities, security entitlements, securities accounts, financial assets and other investment property (including all such securities representing ownership in Grantor's subsidiaries), and the proceeds and general intangibles related thereto (including all dividends and distributions); and

                  j. Other General Property. All of Grantor's other property and rights of every kind and description and interests therein; and

                  k. Products and Proceeds. All products, offspring, rents, issues, profits, returns, refunds, income and proceeds of and from any and all of the foregoing Collateral, including the following: all proceeds of the Licenses and Authorizations, all proceeds that constitute property of the types described in this Section 1.1, all proceeds deposited from time to time in any lock boxes of Grantor, and, to the extent not otherwise included, all payments, unearned premiums and cash or surrender value under insurance policies (whether or not Administrative Agent or any Lender is a loss payee or additional insured thereof), and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

in each instance (whether or not expressly specified above), wherever located, and whether now existing, owned, leased or licensed or hereafter acquired , leased, licensed, arising, developed, generated, adopted or created for or by Grantor, and howsoever Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).


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                  Provided, however, notwithstanding the foregoing, in the
event that the Grantor's rights in or with respect to any Collateral consisting of (A) Related Contracts, (B) Contract Rights, (C) Equipment that is subject to a prior leasehold interest or security interest in favor of a third party which prohibits the Grantor from encumbering its interest in such Equipment, or (D) a general intangible, in each case, would be forfeited or would become void, voidable, terminable or revocable, or if the Grantor would be deemed to have breached, violated or defaulted under any Related Contract, solely as a consequence of the collateral assignment or grant of a security interest created by this Agreement (collectively, the "Excepted Collateral"), then such Collateral shall be excepted and excluded from the Security Interest granted by this Agreement and the related definitions of Accounts, Contract Rights, Related Contracts, Receivables, Inventory and Equipment contained in this Agreement, as applicable, but only to the extent necessary to avoid such forfeiture, voidness, voidability, terminability, revocability, breach, violation or default and only in the event that any such breach, violation, default or other event cannot be remedied by the Grantor using its good faith efforts (but without any obligation to make any expenditures of money or commence legal proceedings) unless any such provision in any Assigned Contract shall not be effective in accordance with Sections 9-406 and 9-408 of the UCC or any other Applicable Law. And further provided, however, notwithstanding the foregoing, the grant of security interest, collateral assignment and pledge under this Agreement shall not include or apply to "margin stock" within the meaning of the FRB's Margin Regulations acquired with the proceeds of the Term Loan A Facility.

         1.2. Security for Secured Obligations. This Security Agreement secures the payment and performance in full of (a) all obligations (monetary or otherwise) of Borrower and each other Obligor now or hereafter existing under the Credit Agreement or any other Loan Document as well as under any other agreement with Administrative Agent or any Lender to extend credit to Borrower (whether for principal, interest, costs, fees, expenses, protective advances or otherwise), and (b) all obligations (monetary or otherwise) of Grantor now or hereafter existing under this Security Agreement or any other Loan Document (all such obligations under Clauses "(a)" and "(b)" being referred to collectively as the "Secured Obligations").

         1.3. Continuing Security Interest; Assignment; Termination. This Security Agreement creates a continuing security interest in and collateral assignment and pledge of the Collateral and will remain in full force and effect until terminated as described below in this Section. This Security Agreement is binding upon Grantor and its successors, transferees and assignees, and (together with the rights and remedies of Administrative Agent hereunder) inures to the benefit of Administrative Agent and its successors, transferees, participants and assignees. Without limiting the generality of the foregoing, except to the extent restricted under the Credit Agreement, Administrative Agent and each Lender may assign, syndicate, participate or otherwise transfer (in whole or in part, and without Grantor's consent) any Loan Document and any indebtedness thereunder to any other Person, and such other Person or entity will thereupon become vested with all the rights and benefits in respect thereof granted to Administrative Agent or such Lender under any such Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. The security interest, collateral assignment and pledge granted herein will terminate (and all rights to the Collateral will revert to Grantor) upon satisfaction of the following conditions: (a) payment and performance in full of all Secured Obligations (unconditionally and indefeasibly) and (b) the termination of the Credit Agreement (and the Facilities thereunder). Upon any such termination, Administrative Agent (at Grantor's request and sole expense)
(a) will promptly execute and deliver to Grantor (without any representation, warranty or recourse of any kind whatsoever) such documents as Grantor may reasonably request and provide to Administrative Agent to evidence such termination, and (b) will promptly deliver to Grantor or to another Person that Administrative Agent reasonably believes may be entitled thereto (without any representation, warranty or recourse of any kind whatsoever) all stock certificates and instruments representing or evidencing Collateral being physically held by Administrative Agent hereunder.


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         1.4.     Equity Pledge.

                  a. Grant of Security Interest. Pursuant to Section 1.1, without limiting the generality thereof, Grantor pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to Administrative Agent and grants to Administrative Agent a present, absolute, unconditional and continuing security interest in all of the following property (collectively, "Pledged Equity Collateral"):

                           1. All Pledged Equity currently owned by Grantor; provided, however, Grantor shall not be required by the terms hereof to grant to the Administrative Agent a security interest with respect to a Subsidiary that is not a Domestic Subsidiary to the extent that, as a result thereof, more than 65% of the Pledged Equity of such Subsidiary would then be pledged to the Administrative Agent for the benefit of the Lenders; and

                           2. All Pledged Equity issued from time to time hereafter to Grantor; provided, however, Grantor shall not be required by the terms hereof to grant to the Administrative Agent a security interest with respect to a subsidiary that is not a Domestic Subsidiary to the extent that, as a result thereof, more than 65% of the Pledged Equity would then be pledged to the Administrative Agent for the benefit of the Lenders; and

                           3.       All other Pledged Equity Property
                                    (including, all options and warrants for Pledged Equity) owned by Grantor, whether now or hereafter delivered to
                                    Administrative Agent in connection with
                                    this Security Agreement; and

                           4. All Dividends, Distributions, capital accounts, and other payments and rights with respect to any Pledged Equity Property received or receivable by Grantor; and

                           5.       All proceeds of any of the foregoing; and

in each case, whether now existing or owned or hereafter acquired by Grantor and howsoever Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

                  b. Delivery of Pledged Equity Property. To the extent that any of the Collateral is evidenced by a certificate or instrument, then all such certificates or instruments (a) must be delivered to and held by or on behalf of Administrative Agent pursuant hereto, and (b) must be in suitable form for transfer by delivery, and (c) must be accompanied by all necessary powers, appointments and instruments of transfer or assignment, duly executed in blank.

                  c. Dividends and Distributions on Pledged Shares. Except as otherwise provided in the Credit Agreement (including but not limited to Section 5.10 thereof), all Dividends, Distributions, non-Dividend cash payments, and proceeds thereof paid or payable to Grantor must be paid directly to Administrative Agent (properly endorsed if required hereby or requested by Administrative Agent) as additional Collateral hereunder, unless and until Administrative Agent has terminated this Security Agreement as provided in
Section 1.3. All Dividends, Distributions, cash payments, and proceeds that at any time and from time to time may be delivered to Grantor but which Grantor is then obligated to deliver to Administrative Agent, until delivery to Administrative Agent, must be held by Grantor (a) in trust for Administrative Agent and (b) separate, segregated and apart from its other property.


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         1.5.     Collateral Assignment of Contracts.

                  a. Grant of Security Interest. Pursuant to Section 1.1 (and subject to the limitations set forth in the last paragraph thereof), without limiting the generality thereof, Grantor collaterally assigns to Administrative Agent all of Grantor's right, title and interest in and to all of Grantor's contracts, licenses, leases and other agreements and all rights, interests, powers, privileges and other benefits thereunder (including the rights to receive all proceeds and payments under each such contract, license, lease and other agreement). This assignment of each contract, license, lease and other agreement constitutes a fully perfected, absolute, unconditional and present assignment, provided, however, that prior to the occurrence of an Event of Default, Grantor may exercise any rights and powers under and may receive all payments and enjoy all other benefits of each such contract, license, lease and other agreement, subject to the terms and provisions of this Security Agreement and the other Loan Documents.

                  b. Administrative Agent's Right to Cure. After an Event of Default and during the continuation thereof, Administrative Agent shall have the right (but not the obligation) to cure or remedy any breach or default under any contract, license, lease or other agreement on the part of Grantor. The exercise by Administrative Agent of any of its rights hereunder will not release Grantor from any of its duties or obligations under any such contracts, licenses, leases or other agreements included in the Collateral. Neither Administrative Agent nor any Lender has any obligation or liability under any such contracts, licenses, leases or other agreements included in the Collateral by reason of this Security Agreement, nor is Administrative Agent or any Lender obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         1.6. Collateral Interest in Certain Intellectual Property. Notwithstanding the language of Section 1.1, Administrative Agent's interest in Copyrights, Patents and Trademarks (and any applications therefor) is as a security interest and pledge and not as an absolute assignment.

                   ARTICLE 2: REPRESENTATIONS AND WARRANTIES

         Grantor hereby represents and warrants to Administrative Agent as set forth in this Article.

         2.1. Location of Collateral. Except as identified on Schedule 2.1, all of the Equipment and Inventory of Grantor is located at the address set forth below the name of Grantor on the signature page hereof. Except as identified on Schedule 2.1, within the four months preceding the date of this Security Agreement, none of the Equipment or Inventory has been located at any place other than at such address. The principal places of business and chief executive office of Grantor and the offices where Grantor keeps its records concerning the Contract Rights and Related Contracts are located at the address identified on Schedule 2.1.

         2.2. Operating Names. Except as identified on Schedule 2.2, during the preceding six (6) years, Grantor has not been (a) operating under or known by any legal or trade name different from the one set forth on the signature page hereto or (b) the subject of any merger or other corporate reorganization.

         2.3. Ownership; No Liens. Except as identified on Schedule 2.3, Grantor is the sole and exclusive owner of or has the irrevocable, exclusive and transferable right to possess and use the Collateral, and Grantor has full authority to pledge, assign and grant a security interest in the Collateral. The Collateral is free and clear of any Lien except (a) the security interest, collateral assignment and pledge created by this Security Agreement and (b) as otherwise permitted by the Credit Agreement. Borrower has not authorized the filing of any financing statement or other instrument similar in effect covering all or any part of the Collateral, except (1) financing statements and intellectual property security agreements filed in favor of Administrative Agent


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relating to this Security Agreement and (2) such other financing statements and instruments as identified on Schedule 2.3 and (3) as otherwise permitted by the Credit Agreement.

         2.4. Government Contracts. Except as identified on Schedule 2.4, Grantor is not a party to any Federal, state or local government contract (either domestic or foreign).

         2.5. Negotiable Documents, Instruments, Certificated Securities and Chattel Paper. Grantor will deliver possession of all originals of each of the following owned or held property (duly endorsed in blank, if requested by Administrative Agent) to Administrative Agent: (a) certificated securities, to be delivered contemporaneously with the execution of this Security Agreement; and (b) negotiable documents, instruments and chattel paper (other than checks received in the ordinary course of business) to be delivered immediately upon request by Administrative Agent.

         2.6. Intellectual Property Collateral. With respect to each item of Intellectual Property Collateral:

                  a. Such Intellectual Property Collateral is subsisting, valid and enforceable, and to Grantor's knowledge (after due inquiry), such Intellectual Property Collateral has not been adjudged invalid or unenforceable, in whole or in part.

                  b. Except as disclosed on Schedule 3.11 of the Credit Agreement, to Grantor's knowledge (after due inquiry), no claim has been made that the use of any Intellectual Property Collateral does or may violate the asserted rights of any third party.

                  c. Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of its Intellectual Property Collateral which has been registered with the appropriate Official Body in full force and effect throughout the world, as applicable, except where such fees and taxes are being contested in good faith with diligent prosecution.

                  d. Grantor owns directly, or is entitled to use by license or otherwise, all Patents, Trademarks, Trade Secrets, Copyrights, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in or necessary for the conduct of Grantor's business. To the extent any such Intellectual Property Collateral was developed or created for or on behalf of Grantor as a "work for hire," then Grantor has obtained a waiver of any rights herein by the author or creator hereof.

         2.7. As to Pledged Shares. With respect to any Pledged Equity constituting Collateral, all of such Pledged Equity is duly authorized and validly issued, fully paid, and non-assessable. The Pledged Equity constitutes all of the issued and outstanding shares (and other rights) of equity ownership of each domestic Pledged Equity Issuer owned by Grantor and 65% of each foreign Pledged Equity Issuer.

         2.8. Valid and Perfected Security Interest. This Security Agreement creates a valid security interest in and collateral assignment and pledge of the Collateral and proceeds thereof securing the payment of the Secured Obligations. All filings and other actions necessary or desirable to perfect and protect such security interest, collateral assignment and pledge have been duly taken or will be duly taken as of the effective date hereof, unless otherwise consented to by the Administrative Agent. Schedule 2.8 (a) lists each filing (including filing locations and "debtor" names) that is necessary or appropriate to perfect the security interests, collateral assignments and pledges created hereby (including with respect to Intellectual Property Collateral), and (b) identifies the items of Collateral that must be delivered to or possessed by Administrative Agent to perfect Administrative Agent's interest hereunder. Upon perfection (as described in this Section), such security interest, collateral assignment and pledge will be of a first priority ranking except as and to the extent noted in Section 2.3 (or on the corresponding schedule thereto).


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         2.9.     Authorization and Approval. Except as noted in Section 2.8
(or on the corresponding schedule thereto), no authorization, approval or other action by (and no notice to or filing with) any Official Body or other Person is required either (a) for the grant by Grantor of the security interest, collateral assignment and pledge granted hereby, or (b) for the execution, delivery and performance of this Security Agreement by Grantor, or (c) for the perfection by Administrative Agent of its rights and interests hereunder, or
(d) for the exercise by Administrative Agent of its rights and remedies hereunder.

         2.10. Compliance with Laws and Contracts. Grantor is (and after execution and delivery of the Loan Documents to which Grantor is a party, Grantor will be) in compliance in all material respects with the requirements of all applicable laws, rules, regulations, policies, orders and decrees of every Official Body and with all contractual restrictions, in either instance the non-compliance with which individually or in the aggregate could reasonably be expected to have or cause a Material Adverse Effect.

         2.11. Validity of Obligations. This Security Agreement constitutes the legal, valid and binding obligation of Grantor and is enforceable against Grantor in accordance with the terms hereof.

         2.12. Solvency; Fraudulent Transfers. Grantor is not "insolvent," as such term is defined in Section 101(32) of the Bankruptcy Code (11 U.S.C. ss. 101(32)). Grantor, by virtue of its obligations and actions in connection with the Loan Documents, has neither engaged in nor is engaging in any transaction that constitutes a fraudulent transfer or fraudulent conveyance under applicable federal or state law (including under Section 548 of the Bankruptcy Code or under the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act).

         2.13 State of Organization; Transferability. Grantor is organized in the State of Delaware and has been so organized for the four month period preceding the date of the Credit Agreement. Grantor has rights in, or the power to transfer, the Collateral.

                              ARTICLE 3: COVENANTS

         Grantor covenants and agrees that, so long as this Security Agreement remains effective, Grantor will comply with the covenants set forth in this Article, unless Administrative Agent otherwise consents in writing.

         3.1.     As to Equipment and Inventory.

                  a. Except as permitted by Section 5.14 of the Credit Agreement, Grantor will keep all the Equipment and Inventory (other than Inventory and Equipment sold in the ordinary course of business or as otherwise permitted by the Credit Agreement) at the places therefor specified in Section
2.1 or (upon prior written notice to Administrative Agent of at least 30 calendar days) at such other places in a jurisdiction where all of the representations and warranties in Article 2 at that time will be true and correct. Grantor will take all actions reasonably necessary to ensure the continued perfection of Administrative Agent's interest in such Equipment and Inventory.

                  b. Grantor will maintain and preserve the Equipment in proper repair and working order (ordinary wear and tear excepted). Grantor will forthwith (or, in the case of any loss or damage to any Equipment, as quickly as practicable after the occurrence thereof) make or cause to be made all repairs, replacements and other improvements in connection with the Equipment that are reasonably necessary to maintain the Equipment in accordance with the standard set forth in this Section. Grantor will promptly furnish to Administrative Agent a statement respecting any material loss or damage to any of the Equipment.

                  c. Grantor will pay promptly before delinquent all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (whether for labor, materials or supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves in accordance with GAAP have been set aside.

         3.2.     As to Contracts and Related Rights.

                  a. Grantor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Contract Rights and Related Contracts, and all originals of all chattel paper which evidence Contract Rights, located at the places therefor specified in Section 2.1 or (upon prior written notice to Administrative Agent of at least 30 calendar days) at such other places in a jurisdiction where all of the representations and warranties in Article 2 at that time will be true and correct. Grantor will take all actions necessary to ensure the continued perfection of Administrative Agent's interest in the Contract Rights and Related Contracts. Grantor will not change its name except upon prior written notice to Administrative Agent of at least 30 calendar days. Grantor will hold and preserve such records and chattel paper concerning the Contract Rights and Related Contracts and will permit representatives of Administrative Agent or any Lender at any time during normal business hours to inspect and make abstracts from such records and chattel paper. Upon the occurrence and during the continuation of a Default or an Event of Default, Administrative Agent shall have the right at any time, and from time to time, to verify the validity and amount of any Contract Right by communication in writing or orally directly with the parties thereto.

                  b. Grantor will remain liable under the contracts, licenses, leases and other agreements included in the Collateral to the extent set forth therein. Without limiting the foregoing, unless Grantor otherwise receives Administrative Agent's prior written consent (which consent will not be unreasonably withheld while no Default is occurring), then Grantor (a) will faithfully abide by, perform and discharge each and every material obligation, covenant and agreement under each Material Contract (as such term is defined in the Credit Agreement) to be performed by Grantor, and (b) will not materially adversely amend, modify or otherwise alter the terms of any Material Contract (including the term or duration thereof or the amount of or methodology for calculating the compensation due thereunder), and (c) will not assign its rights under any Material Contract, and (d) will not accept (and will not take any action to cause) a surrender, termination, revocation or cancellation of any Material Contract unless replaced by a substantially similar contractual relationship reasonably acceptable to Administrative Agent, and (e) will enforce the performance of each and every material obligation, covenant and condition of each Material Contract to be performed by the other parties thereto, and (f) will appear in and defend any action or proceeding arising under or in any manner connected with any Material Contract.

                  c. Grantor will give prompt written notice to Administrative Agent of the occurrence of any default, breach or other material event, condition or circumstance relating to any of Grantor's Material Contracts (together, if applicable, with a true and complete copy of any related written notice that Grantor may have given to or received from any other party thereto).

         3.3.     As to Pledged Equity Collateral.

                  a. Powers and Appointments. Grantor agrees that all Pledged Equity (and all other equity ownership interests constituting Pledged Equity Collateral) delivered by Grantor pursuant to this Security Agreement will be accompanied by duly executed undated blank powers, appointments or other equivalent instruments of transfer acceptable to Administrative Agent. From time to time at Administrative Agent's request, Grantor will promptly deliver to Administrative Agent such powers, appointments, instruments and similar documents (satisfactory in form and substance to Administrative Agent) with respect to the Collateral. From time to time at Administrative Agent's request after acceleration of all or any portion of the Secured Obligations, Grantor will promptly transfer any Pledged Equity or other shares of capital stock or ownership interests constituting Collateral into the name of any nominee designated by Administrative Agent.

                  b. Continuous Pledge; Protect Pledged Equity Collateral. At all times, Grantor will keep pledged to Administrative Agent pursuant hereto all Pledged Equity, all other Pledged Collateral, all Dividends and Distributions with respect thereto (subject, however, to Section 1.4.c), and all other securities, instruments, proceeds, capital accounts, and rights from time to time received by or distributable to Grantor in respect of any Pledged Equity Collateral. Grantor will warrant and defend the right and title herein granted to Administrative Agent in and to the Pledged Equity Collateral (and all right, title, and interest represented by the Pledged Equity Collateral) against the claims and demands of all persons whomsoever.

                  c. Delivery of Dividends, Distributions and Other Collateral. Promptly upon receipt and without any request by Administrative Agent, Grantor agrees to deliver to Administrative Agent (properly endorsed if required hereby or requested by Administrative Agent) all Distributions, all Dividends (subject, however, in each case to Section 1.4.c), all other non-Dividend cash payments, and all proceeds thereof, all of which will be held by Administrative Agent as additional Pledged Equity Collateral. All Dividends, Distributions, cash payments, and proceeds that at any time and from time to time may be delivered to Grantor but which Grantor is then obligated to deliver to Administrative Agent, until delivery to Administrative Agent, must be held by Grantor (a) in trust for Administrative Agent and (b) separate, segregated and apart from its other property.

                  d.       Voting Rights.

                           1.       Unless and until an Event of Default has
occurred and is continuing, Grantor will have the exclusive right to exercise all voting rights with respect to its Pledged Equity. Upon written request from Grantor (and at Grantor's sole expense), Administrative Agent will promptly execute and deliver such proxies and other documents, if any, as reasonably requested in writing by Grantor (together with a reasonably acceptable form thereof) that are necessary to allow Grantor to exercise voting power with respect to any such Pledged Equity owned by Grantor constituting Pledged Equity Collateral; provided, however, that no vote may be cast or other action taken by Grantor (including, the giving of any consent, waiver, or ratification) that could impair any Pledged Equity Collateral or would otherwise be inconsistent with or violate any provision of any Loan Document (including this Security Agreement).

                           2.       After any Event of Default has occurred and
is continuing and Administrative Agent has notified Grantor of Administrative Agent's intention to exercise its voting power, unless otherwise then expressly impermissible under applicable law, Administrative Agent may exercise (to the exclusion of Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Equity or other ownership interests constituting Pledged Equity Collateral. Grantor hereby grants Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Equity and such other Pledged Equity Collateral. Grantor hereby covenants to promptly deliver to Administrative Agent such additional proxies, appointments and other documents as may be necessary to allow Administrative Agent to exercise such voting power and other incidental ownership rights.

         3.4.     As to Intellectual Property Collateral.

                  a. Grantor (1) will maintain (in a manner consistent with its historical practices) the quality of products and services offered under all of the material Trademark Collateral, or (2) will employ with all of the material Trademark Collateral (whether or not registered with any Official
Body) an appropriate notice of such trademark, or (3) will employ with all of the material Copyright Collateral an appropriate notice of such copyright, or
(4) will employ with any issued Patent within the Patent Collateral an appropriate notice of such registration.

                  b. Grantor will not permit any act to be done (or knowingly omit to do any act) whereby any of the material Intellectual Property Collateral may lapse or become abandoned, forfeited, invalid, dedicated to the public or unenforceable (except upon expiration of the end of an unrenewable term of a registration thereof) without the prior written consent of Administrative Agent (which consent will not be unreasonably withheld while no Default is occurring).

                  c. Grantor will promptly notify Administrative Agent if Grantor believes (or has reason to believe) that (1) any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned, dedicated to the public, placed in the public domain, invalid or unenforceable, or (2) there has been or will be an adverse determination or development (including the institution of, or any determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any other Official
Body) regarding Grantor's ownership of any material item of the Intellectual Property Collateral, its right to register the same, or its right to keep, maintain and enforce the same.

                  d. If Grantor files an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any other Official Body, then Grantor must notify Administrative Agent thereof within 90 calendar days thereafter, and upon request of Administrative Agent, must promptly execute and deliver any and all agreements, instruments, documents and papers that Administrative Agent may request to evidence Administrative Agent's security interest in such Intellectual Property Collateral.

                  e. Grantor will perform all acts and will pay all required fees and taxes (including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any other Official Body) to maintain each and every item of material Intellectual Property Collateral in full force and effect in the United States, and to pursue any application filed with respect to the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, and interference and cancellation proceedings.

                  f. Grantor will notify the Administrative Agent at such times and in such manner as is required under Section 4.2.2 of the Credit Agreement upon Grantor's acquiring any Intellectual Property Collateral and, upon Administrative Agent's request, Grantor will promptly thereafter record Administrative Agent's interest therein.

                  g. Grantor (1) will protect, defend and maintain the validity and enforceability of the material Intellectual Property Collateral, and (2) will use its best efforts to detect infringements of the material Intellectual Property Collateral and promptly notify Administrative Agent in writing of material infringements detected.

                  h. Grantor, on a continuing basis, will register Grantor's material Trademarks, pursue patent protection for Grantor's material inventions, and register the most recent versions of any of Grantor's material Copyrights.

                  i. Grantor will not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder with respect to its Intellectual Property Collateral. Grantor will not permit the inclusion in any material contract to which it becomes a party any provisions that could in any way prevent the creation of a security interest in Grantor's rights and interest in any property included within the definition of the Intellectual Property Collateral acquired or licensed under such contracts. Grantor will not arrange for the creation or development of any Intellectual Property Collateral as a "work for hire" without concurrently obtaining an assignment and/or waiver of all rights therein by the author or creator thereof.

                  j. Grantor will promptly notify Administrative Agent in writing upon obtaining knowledge of any event that materially adversely affects
(1) the value of any material Intellectual Property Collateral, or (2) the ability of Grantor to dispose of any material Intellectual Property Collateral, or (3) the rights and remedies of Administrative Agent in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

                  k. Grantor, on a continuing basis, will make, execute, acknowledge and deliver, and will file and record in the proper filing and recording places in the United States, all such instruments, collateral agreements and filings (including all appropriate financing and continuation statements) with the United States Patent and Trademarks Office and the Register of Copyrights, and any other appropriate official body located in the United States, as are necessary or advisable to perfect or protect Administrative Agent's security interest in all material Intellectual Property Collateral located or deemed located in the United States and otherwise to carry out the intent and purpose of this Security Agreement, or for assuring and confirming to Administrative Agent the grant or perfection of a security interest in all Intellectual Property Collateral.

                  1. Grantor will continue to use each material Trademark within the Trademark Collateral on or in connection with the goods and/or services in each and every Trademark class of goods and services applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such material Trademark in full force and effect, free from any claim of abandonment for non-use.

         3.5.     As to Customer and Material Business Records and Computer
Software.

                  a. Upon Administrative Agent's request, Grantor (at its cost and expense) will maintain at a separate location a duplicate current copy of (1) all lists, files and records of active and prospective customers and subscribers, and (2) all material computer software and data bases (including all material application and operating system software and all material data files and operating manuals), and (3) all other material business files, records and software that Administrative Agent may reasonably request in writing from time to time. Unless Administrative Agent otherwise consents, such records, materials and information must be kept (at Grantor's election) either with Administrative Agent or with an unrelated business that is engaged in the business of storing such items and that is reasonably acceptable to Administrative Agent. For purposes of this Clause, such records, materials and information will be considered "current" if they were accurate and complete within the immediately preceding 30 calendar days.

                  b. If Grantor elects to keep such records, materials and information with an unrelated business, then (upon Administrative Agent's request) Grantor will notify such business at which such records, materials and information are maintained (1) that Administrative Agent, each Lender and their representatives are authorized from time to time to inspect, examine, audit and make copies and abstracts of such records, materials and information during normal business hours, and (2) that, upon receipt of written notice from

Administrative Agent that an Event of Default has occurred under the Loan Documents, such business is to release and deliver such records, materials and information to Administrative Agent in such manner and at such place as Administrative Agent may direct (in its sole and absolute discretion), and (3) that such business is not to release or return such records, materials or information to Grantor without Administrative Agent's prior written consent unless (a) Grantor has delivered a more current version thereof to such business or (b) this Security Agreement has been terminated in accordance with
Section 1.3.

                  c. Grantor will also otherwise utilize standard industry precautions to safeguard the utility, value and confidentiality of all such records, materials and information covered by this Section.

         3.6. As to Certain Investment Property (including Margin Stock). Without obtaining Administrative Agent's prior written consent, Grantor will not establish or maintain any "securities account" or "financial asset" with any "securities intermediary" (as such terms are defined in Article 8 of the UCC), unless a control agreement acceptable in form and substance to Administrative Agent is first executed by such "securities intermediary" securing Administrative Agent's first priority interest and rights in and to all "financial assets" and "security entitlements" associated with such "securities account". Without obtaining Administrative Agent's prior written consent (which consent will not be unreasonably withheld while no Default is occurring), and except as otherwise permitted under Section 5.16 of the Credit Agreement, Grantor will not purchase or carry any "Margin Stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         3.7. Insurance. Grantor will maintain insurance coverages to the same extent and subject to the same requirements and conditions as required for Borrower under the Credit Agreement. At any time during the occurrence of an Event of Default payments and proceeds in respect of insurance coverage ("Insurance Proceeds") are to be delivered to Administrative Agent and may be held by Administrative Agent (at its discretion) as additional Collateral for and may be applied by Administrative Agent in whole or in part against, all or any part of the Secured Obligations in such order as Administrative Agent elects. All other Insurance Proceeds received by Grantor will be used to repair or replace the lost, stolen, damaged or destroyed property which formed the basis of Grantor's receipt of such Insurance Proceeds.

         3.8.     Transfers and Other Liens.

                  a. Grantor will not sell, transfer, assign, lease, license or otherwise dispose of any of the Collateral, except (1) Inventory sold, leased or licensed in the ordinary course of business to unrelated third parties for value received, and (2) Equipment that has become obsolete or worn out, and (3) Equipment leased or licensed in the ordinary course of business to unrelated third parties for value received, and (4) Intellectual Property Collateral licensed to unrelated third parties for value received and subject to at least commercially reasonable terms and conditions from the perspective of Grantor, and (5) as otherwise permitted by the Credit Agreement.

                  b. Grantor will maintain the security interest, collateral assignment and pledge created hereby as a first priority interest (except as otherwise permitted by the Credit Agreement), and Grantor will not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure any indebtedness or obligations of any Person, (except as otherwise permitted by the Credit Agreement).

         3.9. Further Assurances. Grantor (from time to time at its own expense) will promptly execute and deliver all further instruments and documents, and will take all further action, that may be necessary or desirable (or that Administrative Agent may reasonably request) in order to perfect, preserve and protect any security interest, collateral assignment or pledge granted or purported to be granted hereby or to enable

Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor:

                  a. Will mark conspicuously each chattel paper included in the Contract Rights and, at the request of Administrative Agent, each of its records pertaining to the Collateral with a legend (in form and substance reasonably satisfactory to Administrative Agent) indicating that such chattel paper is subject to the security interest, collateral assignment and pledge granted hereby; and

                  b. If any Contract Rights shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, then will deliver and pledge to Administrative Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Administrative Agent; and

                  c. Will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary (or as Administrative Agent may reasonably request) in order to perfect and preserve the security interests, collateral assignments, pledges and other rights granted or purported to be granted to Administrative Agent hereby; and

                  d. Will furnish to Administrative Agent (from time to time at Administrative Agent's request) statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail; and

                  e. Grantor will promptly notify the Administrative Agent in writing of any change (i) in its legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, principal place of business, any office in which it maintains books or records relating to any of the Collateral owned or held by it or on its behalf or any office or facility at which any such Collateral is located (including the establishment of any such new office or facility), (iii) in its identity or legal or organizational structure or its jurisdiction of formation, or (iv) in its Federal Taxpayer Identification Number. Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such changes to have a valid, legal and perfected security interest in all the Collateral with the priority required hereby; and

                  f. Grantor shall not permit any Equipment or Inventory to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than thirty (30) consecutive days, unless such warehouseman, bailee, agent or processor shall have been notified of Administrative Agent's security interest and shall have acknowledged and agreed in writing to hold such Equipment and Inventory subject to Administrative Agent's security interest and the instructions of the Administrative Agent and to waive and release any lien held by it with respect to such Equipment and/or Inventory, whether arising by operation of law or otherwise.

With respect to the foregoing and the grant of the security interest, collateral assignment and pledge hereunder, Grantor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                               ARTICLE 4: LENDER

         4.1. Administrative Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Administrative Agent as Grantor's attorney-in-fact, with full authority in the name, place and stead of Grantor or otherwise, from time to time in Administrative Agent's reasonable discretion, after an Event of Default, to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement. This authority includes the following:

                  a. To ask, demand, collect, sue for, recover, compromise, restructure, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and/or

                  b. To notify the parties obligated on any of the Collateral to make payment to Administrative Agent of any amount due or to become due in connection therewith; and/or

                  c. To receive, endorse, and collect any drafts, checks or other instruments, documents and chattel paper in connection with Clause "a" of this Section; and/or

                  d. To file any claims or take any action or institute any proceedings which Administrative Agent may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrative Agent, any Lender or Grantor with respect to any of the Collateral; and/or

                  e. To execute (in the name, place and stead of Grantor) endorsements, assignments, powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

                  f. To execute (in the name, place and stead of Grantor) UCC financing statements, amendments and continuations; and/or

                  g. To perform any and all of the affirmative obligations and covenants of Grantor hereunder (with notice thereof to be provided to Grantor by Administrative Agent within a reasonable time thereafter).

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest, but that it will terminate upon the termination of this Security Agreement pursuant to Section 1.3.

         4.2. Administrative Agent May Perform. From time to time, Administrative Agent (at its option) may perform (or may cause the performance of) any act which Grantor agrees hereunder to perform and which Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given during the continuance of an Event of Default), and Administrative Agent from time to time may also take any other action which Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or collateral assignments or pledges thereof. The costs and expenses of Administrative Agent incurred in connection with any such performance will be payable by Grantor pursuant to Section 5.3 hereof.

         4.3. Administrative Agent Has No Duty. The rights and powers conferred upon Administrative Agent hereunder are solely to protect Administrative Agent's and each Lender's interest in the Collateral and do not impose any duty on Administrative Agent to exercise any such rights or powers. Except for reasonable care of any Collateral in Administrative Agent's possession and the accounting for moneys actually received by it hereunder, Administrative Agent has no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         4.4. Reasonable Care. Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, Administrative Agent will be deemed to have exercised such reasonable care in the custody and preservation of any of the Collateral if Administrative Agent takes such action for that purpose as Grantor reasonably requests in writing at times other than after the occurrence or during the continuance of a Default. Notwithstanding the foregoing, any failure or refusal by Administrative Agent at any time to comply with any such request by Grantor will not in itself be deemed a failure to exercise reasonable care.

                        ARTICLE 5: DEFAULTS AND REMEDIES

         5.1. Events of Default. The occurrence of any "Event of Default" under and as defined in the Credit Agreement will constitute an independent Event of Default ("Event of Default") hereunder.

         5.2. Certain Remedies. If any Event of Default occurs and is continuing:

                  a. In addition to other rights and remedies provided for herein (including under Article 4) or otherwise available to Administrative Agent or any Lender (including under the other Loan Documents and/or applicable law), Administrative Agent may also exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral). Upon the occurrence of any Event of Default, Administrative Agent will have the immediate right to enforce and realize upon any and all collateral security granted under the Loan Documents (including the Collateral hereunder) in any manner or order that Administrative Agent deems expedient without regard to any equitable principles of marshalling or otherwise. All rights and remedies available to Administrative Agent or any Lender are to be considered cumulative in nature.

                  b. Without notice except as expressly specified herein or required by applicable law, Administrative Agent may also sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. To the extent notice of sale is required by law, Grantor agrees that prior notice to Grantor of at least ten
(10) calendar days indicating the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale (without further notice) may be made at the time and place to which it was so adjourned.

                  c. Administrative Agent may require Grantor to, and Grantor hereby agrees (at its expense) that it will, forthwith assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place designated by Administrative Agent that is reasonably convenient to both Administrative Agent and Grantor.

                  d. Unless Administrative Agent otherwise consents, and except as otherwise provided for in Sections 1.1.5.3 and 1.2.8.5 of the Credit Agreement, Grantor will remit to Administrative Agent all cash proceeds received in respect of any sale of, or collection from, or other realization upon all or any part of the Collateral. All cash proceeds received by Administrative Agent from Grantor or otherwise in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (in the discretion of Administrative Agent) may be held by Administrative Agent as additional Collateral for the Secured Obligations, and/or then or at any time thereafter may be applied in whole or in part by Administrative Agent against all or any part of the Secured Obligations in an order consistent with the designated application of payments provided for in
Section 1.5 of the Credit Agreement. Any surplus of such cash or cash proceeds held by Administrative Agent and remaining after payment in full of all the Secured Obligations will be paid over to Grantor or to whomsoever Administrative Agent reasonably believes may be lawfully entitled to receive such surplus.

                  e. To the extent any of the Collateral represents an interest in a partnership, a limited liability company or other unincorporated enterprise, in addition to any other rights and remedies available to Administrative Agent or any Lender under the Loan Documents or applicable law, Administrative Agent (at its option but with notice to the relevant Grantor) may also exercise all rights and privileges of the holder of such interest under the agreements governing such Collateral and the Organic Documents for the related organization or may instruct Grantor how to exercise such rights and privileges (with which instructions Grantor hereby agrees to comply). Grantor, in addition, covenants and agrees (at Administrative Agent's request) to amend (and to use its best efforts to cause others to amend) any of the Organic Documents for such organization in order to authorize Administrative Agent to so exercise any such rights and privileges associated with such Collateral (including voting rights and the rights to participate in management decisions). The rights of Administrative Agent under this Subsection may be transferred to and exercised by any subsequent acquiror or transferee of the Collateral pursuant to any sale of or foreclosure on such Collateral. Grantor hereby agrees that the rights of Administrative Agent and each Lender (or any subsequent acquiror or transferee of the Collateral) under this Subsection may be enforced by specific performance or otherwise.

         5.3.     Special Securities-Related Remedies.

                  a. Additional Rights. If, during the continuance of an Event of Default, Administrative Agent determines to exercise its right to sell all or any portion of the Pledged Equity Collateral pursuant to Section 5.2, upon Administrative Agent's request, then Grantor (at its own expense):

                           1. Will execute and deliver, and will use best efforts to cause each issuer of the Pledged Equity Collateral contemplated to be sold (and the directors and officers thereof) to execute and deliver, all such instruments and documents, and will do or use best efforts to cause to be done all such other acts and things as may be necessary or, in Administrative Agent's opinion, advisable
                                    (1) to register such Pledged Equity
                                    Collateral under the provisions of the
                                    Securities Act, and (2) to cause the
                                    registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and (3) to make all amendments and supplements thereto and to the related prospectus which, in Administrative Agent's opinion, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; and

                           2. Will use its best efforts to qualify the Pledged Equity Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Equity Collateral, as requested by Administrative Agent; and

                           3. Will use best efforts to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                           4. Will do or use best efforts to cause to be done all such other acts and things as may be reasonably necessary, or in Administrative Agent's opinion, advisable to make such sale of the Pledged Equity Collateral or any part thereof valid and binding and in compliance with applicable law.

In furtherance of the foregoing (and not in limitation of any other obligations under the Loan Documents), Grantor covenants that it will fully cooperate with the Administrative Agent, and will comply with all requests of Administrative Agent, in order to permit Administrative Agent to fully and timely exercise the remedies under this Section.

                  b. Compliance with Restrictions. Grantor agrees that, in any sale of any of the Pledged Equity Collateral, Administrative Agent is authorized to comply with any limitation or restriction in connection with the type of such sale pursued as Administrative Agent may be advised by counsel is necessary or desirable in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Official Body. Grantor further agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor will Administrative Agent or any Lender be liable or accountable to Grantor for any discount allowed by reason of the fact that such Collateral is sold at foreclosure or otherwise in compliance with any such limitation or restriction or by reason of the fact that such Pledge Equity Collateral may represent a minority interest in Grantor.

         5.4. Special IP-Related Remedies (License of Intellectual Property Collateral). Grantor hereby grants Administrative Agent a royalty-free, non-exclusive, worldwide, irrevocable license (the "Remedies License") to make, use and sell from time to time after the occurrence of any Event of Default that is not waived by Administrative Agent and delivery of notice thereof by Administrative Agent (unless such Event of Default is under Section 7.1.10 of the Credit Agreement, in which case no such notification shall be required) all present and future Intellectual Property Collateral of Grantor (including the right to sub-license such Intellectual Property Collateral) in connection with the maintenance, preservation, preparation, sale, disposition, collection, foreclosure, or other realization of, upon, or with respect to the Collateral or payment of the Secured Obligations in accordance with the Loan Documents. Any such license for any Trademark shall include appropriate quality control measures designed to protect the goodwill of such Trademarks. The Remedies License shall remain in full force and effect until this Security Agreement is terminated in accordance with Section 1.3 (but any sub-license or transfer of the Remedies License prior to the termination of the Remedies License shall survive such termination of the Remedies Licenses unless otherwise provided on such sub-license or transfer document). The rights of Administrative Agent under the Remedies License are assignable by Administrative Agent (without the consent of Grantor) in connection with (a) any sale or other disposition of Collateral in accordance with the Loan Documents to the extent necessary or appropriate to permit the purchaser of such Collateral to have continuing and royalty-free, worldwide rights with respect to such Collateral or (b) any assignment or other transfer by Administrative Agent of all or any part of its rights under and in accordance with the Loan Documents. Upon or at any time after the occurrence of any Event of Default, Grantor will deliver to Administrative Agent (at Administrative Agent's request but at Grantor's expense) a copy of all such Intellectual Property Collateral and all related other Collateral in a form requested by Administrative Agent. Administrative Agent's rights as a licensee under this Section constitute a separately enforceable contract from the balance of this Security Agreement.

         5.5.     Indemnity and Expenses.

                  a. Grantor agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, losses and liabilities arising out of or in any manner resulting from any or all of the following: (1) Grantor's failure to perform or otherwise observe any of its obligations hereunder, or (2) Administrative Agent's enforcement of any of the provisions hereof, or (3) Grantor's gross negligence, misrepresentation, willful misconduct or fraud.

                  b. Upon demand, Grantor will pay Administrative Agent the amount of any and all costs and expenses that Administrative Agent or any Lender may incur in connection with any of the matters described under clause "a" of this Section. Without limitation, Grantor's obligation to reimburse Administrative Agent for such fees, costs and expenses includes all reasonable fees and disbursements of Administrative Agent's or any Lender's counsel and any other experts and agents that Administrative Agent or any Lender may retain in connection herewith (whether or not litigation is commenced).

         5.6.     Administrative Agent's Rights Upon Occurrence of Liquidation
Events.

                  a. Right to Certain Payments and Distributions. Upon the occurrence of any Liquidation Event, any payment or distribution of any kind or character (whether in cash, securities or other property) that but for this Security Agreement would be payable or deliverable to Grantor must instead be paid or delivered directly to Administrative Agent for application on the Secured Obligations, whether or not then due or mature.

                  b. Non-Cash Payments and Distributions. Notwithstanding the provisions of Clause "a" of this Section, if Administrative Agent receives delivery of any such payment or distribution in connection with a Liquidation Event in a form other than cash, then Administrative Agent may hold such property as additional Collateral for the Secured Obligations, and neither Grantor nor any other Obligor of the Secured Obligations will be entitled to a credit with respect to the Secured Obligations, nor will the Secured Obligations otherwise be adjusted in any respect, until such time as Administrative Agent (in its sole and absolute discretion) has sold, discounted or otherwise liquidated such distribution (at a price considered by Administrative Agent to be in its sole best interest) and then (subject to the terms of Section 7.8), such credit or adjustment to the Secured Obligations will be limited only to the net cash proceeds realized therefrom after the payment of all costs and expenses associated with such sale or liquidation.

                  c. Collection of Payments and Distributions. In addition to any rights otherwise permitted under the Loan Documents or applicable law, Grantor hereby irrevocably authorizes and empowers Administrative Agent, upon the occurrence of a Liquidation Event, to file and/or vote claims and take such other proceedings, in each instance in Administrative Agent's own name or in the name of Grantor, or otherwise, all as Administrative Agent may deem reasonably necessary or advisable for the enforcement of this Security Agreement. Grantor further agrees duly and promptly (i) to take such action as may be requested by Administrative Agent to assist in the collection and/or compromise of any amounts owed to Grantor, and
(ii) to file appropriate proofs of claim in respect of such amounts, and (iii) to execute and deliver to Administrative Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be requested by Administrative Agent to enable Administrative Agent to enforce any and all claims upon or with respect to such amounts, and (iv) to collect, compromise and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such amounts.

         5.7. Delivery of Payments and Distributions. If Grantor receives any payment, distribution or any other funds or property in contravention of the provisions hereof or any other Loan Document, then Grantor must immediately forthwith deliver such payment, distribution or other funds or property (or proceeds thereof) to Administrative Agent in precisely the form received (except for the endorsement or assignment without recourse of Grantor where necessary) for application on the Secured Obligations (or, at Administrative Agent's option, held as additional Collateral therefor), whether or not then due or mature. Until such funds or property are delivered to Administrative Agent, Grantor must hold such payment, distribution or other funds or property (or proceeds thereof) (a) in trust for the benefit of and as property of Administrative Agent and (b) separate from (i.e., not commingled with) its other assets. If Grantor fails or refuses to make any such endorsement or assignment, then Administrative Agent (or any of its officers or employees) are hereby irrevocably authorized by Grantor to make the endorsement and/or assignment.

         5.8. Cooperation and Assistance. Grantor agrees (during the existence of a Default) to take any actions that Administrative Agent may reasonably request in order to enable Administrative Agent and each Lender to receive the full rights and benefits granted to Administrative Agent and each Lender by the Loan Documents. Grantor further agrees that, during the existence of a Default or an Event of Default, Grantor will assist and cooperate with Administrative Agent (and will use its best efforts to cause others to assist and cooperate with Administrative Agent) to ensure that Grantor continues (a) to operate in the normal course of business, and (b) to fulfill all of its legal, regulatory and contractual obligations and (c) to otherwise be properly and professionally managed. At Administrative Agent's request and the expense of Grantor, at any time during the existence of an Event of Default, such assistance and cooperation may include the employment of (and, to the maximum extent not prohibited by the rules, regulations and orders of any Official Body with jurisdiction, the delegation of appropriate management authority to) one or more qualified and independent consultants and professional managers acceptable to Administrative Agent to assist in the interim operations of Grantor; all of which Grantor hereby agrees not to challenge.

                             ARTICLE 6: DEFINITIONS

         6.1. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement (including the preamble and recitals hereof) have the meanings provided in the Credit Agreement.

         6.2. Rules of Construction. The rules of interpretation and construction set forth in Section 9.2 of the Credit Agreement apply to the interpretation and construction of this Security Agreement.

         6.3. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement (including the preamble and recitals hereof) have the following meanings:

                  a. "Administrative Agent" means LaSalle Bank National Association and any successor, assignee, transferee, pledgee or participant thereof as administrative agent for itself and the Lenders.

                  b. "Borrower" means Borrower under and as defined in the Credit Agreement, including any successor or assignee thereof.

                  c.       "Collateral" is defined in Section 1.1.

                  d.       "Computer Software Collateral" is defined in Section
1.1.

                  e.       "Contract Rights" is defined in Section 1.1.

                  f.       "Copyright Collateral" is defined in Section 1.1.

                  g.       "Credit Agreement" is defined in the Recitals.

                  h. "Distribution" means all equity dividends, liquidating dividends, shares or interests of equity resulting from (or in connection with the exercise of) equity splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, distributions of capital accounts, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Equity or other shares or interests of equity constituting Pledged Equity Collateral, but such term does not include Dividends.

                  i. "Dividend" means cash dividends and cash distributions with respect to any Pledged Equity or other Pledged Equity Property made in the ordinary course of business, but such term shall not include a liquidating dividend.

                  j. "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

                  j.       "Equipment" is defined in Section 1.1.

                  k.       "Fixture" is defined in Section 1.1.

                  l. "Grantor" means the Person that from time to time executes this Security Agreement (or a counterpart hereof or supplemental addendum hereto) as a grantor hereunder, and any successor or permitted assignee thereof.

                  m. "Intellectual Property Collateral" means, collectively, the Computer Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral, as defined in Section 1.1.

                  n.       "Inventory" is defined in Section 1.1.

                  o. "License" means any authorization, permit, call sign, frequency designation, consent, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local Official Body.

                  p. "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, option, claim, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  q. "Liquidation Event" means any foreclosure on or any sale of all or any material part of the assets of Grantor, or any liquidation, dissolution or other winding up (partial or complete) of Grantor's business, or any sale, receivership, insolvency or bankruptcy proceeding, any assignment for the benefit of creditors, or any other proceeding by or against Grantor or its assets for any relief under any bankruptcy or insolvency law relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions.

                  r. "Official Body" means any federal, state, local, or other government (or any political subdivision, agency, authority, bureau, commission, department or instrumentality thereof) and any court, tribunal, grand jury or arbitrator, in each instance whether foreign or domestic.

                  s. "Operating Agreements" means any consulting agreement, management agreement, employment agreement, cost allocation agreement or other similar agreement relating to the operation of Grantor's business.

                  t.       "Patent Collateral" is defined in Section 1.1.

                  u. "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  v. "Pledged Equity" means all shares of capital stock and all other forms of equity or ownership rights and interests (whether in the form of partnership interests, membership interests or otherwise) of or in any corporation, partnership, limited liability company business trust or other business entity.

                  w.       "Pledged Equity Collateral" is defined in Section
1.4.

                  x. "Pledged Equity Issuer" means each Person who is an issuer of Pledged Equity Collateral.

                  y. "Pledged Equity Property" means all Pledged Equity and all other forms of equity interests and rights, all other securities (including, without limitation, all options, warrants and puts for Pledged Equity), all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to Administrative Agent or may from time to time hereafter be delivered by any Pledgor to Administrative Agent for the purpose of pledge under the Security Agreement, and all proceeds of any of the foregoing.

                  z. "Pledgor" means each Person (a) who is a Grantor hereunder and (b) who pledges Pledged Equity Collateral.

                  aa.      "Related Contracts" is defined in Section 1.1.

                  bb.      "Secured Obligations" is defined in Section 1.2.

                  cc.      "Security Agreement" means this Security and Pledge
Agreement, and all exhibits, schedules and supplemental addenda hereto, all as may be amended and otherwise modified from time to time hereafter.

                  dd.      "Securities Act" means the Securities Act of 1933,
as amended from time to time, and as implemented by the Securities Exchange Commission.

                  ee.      "Trademark Collateral" is defined in Section 1.1.

                  ff.      "Trade Secrets Collateral" is defined in Section
1.1.

                  gg.      "UCC" means the Uniform Commercial Code, as amended
from time to time, in effect in the State of Illinois or, if the laws of some other jurisdiction otherwise dictates, then the Uniform Commercial Code, as amended from time to time, as in effect in the jurisdiction whose laws govern the interpretation of the relevant provisions of this Security Agreement.

         6.4. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement (including in the preamble and recitals hereof) with such meanings.

                      ARTICLE 7: MISCELLANEOUS PROVISIONS

         7.1. Loan Document. This Security Agreement and each separate assignment executed in connection herewith are Loan Documents executed pursuant to the Credit Agreement and (unless otherwise expressly indicated herein) are to be construed, administered and applied in accordance with the terms and provisions thereof.

         7.2. Amendments. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by Grantor herefrom, shall in any event be effective unless such amendment, waiver or consent is in writing and signed by Administrative Agent. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

         7.3. Addresses for Notices. Any notice, request, consent, waiver or other communication required or permitted under or in connection with this Security Agreement will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below its signature to this Security Agreement (or, if blank, then to such party at its address or facsimile number set forth in the Credit Agreement). If Grantor fails to insert an address below (and in the Credit Agreement), then such failure shall constitute a designation of its last known address as the address for all notices, including notices of default and sale. Any party to this Security Agreement may change its address or facsimile number for notice purposes by giving notice thereof to the other parties hereto in accordance with this Section, provided that such change shall not be effective until two (2) calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or five (5) calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or two (2) Business Days after delivery to the telegraph company (whichever is earlier), or (d) if by nationally recognized commercial courier service, then upon actual receipt or two (2) Business Days after delivery to the courier service (whichever is earlier), or
(e) if otherwise delivered, then upon actual receipt.

         7.4. Severability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Security Agreement shall be prohibited by or invalid under such law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         7.5. Governing Law; Entire Agreement. This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, except to the extent that the validity or perfection of the security interest, collateral assignment or pledge hereunder (or remedies hereunder) in respect of any particular Collateral are required to be governed by the laws of a jurisdiction other than the State of Illinois. This Security Agreement and the other loan documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements (written or oral) with respect thereto.

         7.6. Reinstatement. To the maximum extent not prohibited by applicable law, this Security Agreement shall continue to be effective or be reinstated if at any time any amount received by Administrative Agent or any Lender in respect of the Credit Agreement or any other Loan Document is rescinded or must otherwise be restored or returned by Administrative Agent or such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of Grantor's assets, or otherwise, all as though such payments had not been made.

         7.7. Conflict Provision. In the event of any irreconcilable conflict between the terms and conditions of this Security Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall govern.

         7.8. Incorporation of Separate IP Security Agreements and Collateral Assignments of Material Contracts. Each representation, warranty, covenant and further assurance by Grantor contained in any separate assignment or security agreement relating to any Intellectual Property Collateral or any material contract executed in connection the Credit Agreement is hereby incorporated herein by reference.

         7.9. Incorporation of Financing Statements and Exhibits Thereto. Each UCC financing statement (including each exhibit thereto) executed by Grantor in connection with this Security Agreement is hereby incorporated herein by reference.

         7.10. Administrative Agent. References in this Security Agreement to Administrative Agent shall mean either to Administrative Agent in such capacity or (where appropriate) to Administrative Agent for the benefit of itself and other Lenders. Unless otherwise indicated in this Security Agreement or the other Loan Documents, all Collateral held and all payments received by Administrative Agent are deemed to be held and received, respectively, for the benefit of Lenders.

         7.11. Waiver of Suretyship Defenses. Grantor hereby waives any and all defenses and rights of discharge based on suretyship or impairment of collateral (including any lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to Administrative Agent or any Lender or any of Grantor's obligations hereunder or under any other agreement that it may have or hereafter enter into with Administrative Agent or any Lender.

         7.12. Waiver of Subrogation. Until this Security Agreement is terminated in accordance with Section 1.3, Grantor hereby irrevocably waives any claim or other rights which it may now have or may hereafter acquire against any other Obligor that arise from the existence, payment, performance or enforcement of Grantor's obligations under this Security Agreement or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of Administrative Agent or any Lender against any other Obligor or any collateral which Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

         7.13. WAIVER OF NOTICE; WAIVER OF BOND. GRANTOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY ADMINISTRATIVE AGENT OR ANY LENDER OF ITS RIGHTS DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE

SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ADMINISTRATIVE AGENT OR ANY LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         7.14. WAIVER OF LIABILITY. GRANTOR (A) AGREES THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY TO GRANTOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES OR COSTS SUFFERED OR INCURRED BY GRANTOR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, EXCEPT FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, AND (B) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER (OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. MOREOVER, WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY WITH RESPECT TO (AND GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES SUFFERED BY GRANTOR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

         7.15. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER OR GRANTOR WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF COOK COUNTY IN THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST GRANTOR OR ANY COLLATERAL MAY ALSO BE BROUGHT (AT ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OPTION) IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND OR WHERE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER GRANTOR. GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

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PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL
SERVICE WITHIN OR OUTSIDE THE STATE OF ILLINOIS. GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

         7.16. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT, EACH LENDER AND THE GRANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR THE GRANTOR. GRANTOR ACKNOWLEDGES AND AGREES (A) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), AND (B) THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND (C) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS AND FUNDING ADVANCES THEREUNDER.

         7.17. Counterparts. This Security Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each counterpart will be deemed to be an original, but all counterparts together will constitute one and the same instrument.


                     [BALANCE OF PAGE INTENTIONALLY BLANK]


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           IN WITNESS WHEREOF, the parties hereto have executed this
Security Agreement, through their duly authorized officers, as of the date first written above.


ATTEST:                             INTEGRITY DIRECT, LLC
                                    (as Grantor)


By: /s/ Nancy C. Cuesta             By: /s/ Donald S. Ellington
   ------------------------------      ----------------------------------------
Name: Nancy C. Cuesta                  Name: Donald S. Ellington
Title: Mgr. Corp. Financial Serv.      Title: Secretary


                                    Address: 1000 Cody Road
                                             Mobile, Alabama 36695

                                    Facsimile: (334) 639-9651


                                    LASALLE BANK NATIONAL ASSOCIATION
                                    (as Administrative Agent)


                                    By: /s/ Kirk Fronckiewicz
                                       ----------------------------------------
                                    Name: Kirk Fronckiewicz
                                    Title: Vice President


                                    Address: One Metropolitan Square
                                             211 N. Broadway, Suite 4050
                                             St. Louis, Missouri  63102-2750

                                    Facsimile: (314) 621-1612